UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

PFSweb, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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PFSweb, Inc.

505 Millennium Drive

Allen, Texas 75013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”), which will be held at Hilton Garden Inn, Allen, Texas, on Wednesday, July 3, 2013 at 10:00 a.m. (local time).

At the Annual Meeting, stockholders will be asked to (i) approve an amendment to the Company’s Certificate of Incorporation and Bylaws to provide for the annual election of all directors, (ii) elect two directors, (iii) approve an amendment to the Company’s Bylaws to include a majority vote provision in uncontested elections of directors, (iv) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, (v) determine, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers and (vi) ratify the appointment of Grant Thornton LLP as the Company’s independent auditors. Information about these matters is contained in the attached Proxy Statement.

It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. To ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. In addition, to ensure your representation at the Annual Meeting, you may vote your shares by (a) calling the toll free telephone number indicated on the proxy card or (b) accessing the special web site indicated on the proxy card, each as more fully explained in the telephone and internet voting instructions. If you attend the Annual Meeting, you may vote in person even if you have previously returned a proxy card. Please note that if you hold your shares of our common stock through your broker, you will not be able to vote in person at the meeting.

I sincerely hope you will be able to attend the Annual Meeting, and I look forward to seeing you on July 3, 2013.

Sincerely,

Michael Willoughby

Chief Executive Officer

June     , 2013

PFSweb, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 3, 2013

The Annual Meeting of Stockholders of PFSweb, Inc. (the “Company”) will be held on Wednesday, July 3, 2013 at 10:00 a.m. at Hilton Garden Inn, Allen, Texas, for the following purposes:

1.	To approve an amendment to the Company’s Certificate of Incorporation and Bylaws to provide for the annual election of all directors;

2.	To elect two directors;

3.	To approve an amendment to the Company’s Bylaws to include a majority vote provision in uncontested elections of directors;

4.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

5.	To determine, on a non-binding, advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers;

6.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 24, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting. Stockholders holding shares in street name must obtain a legal proxy from their broker, bank or other holder of record and present it to the inspectors of election with their ballot to be able to vote at the Annual Meeting

Please sign, date and mail the enclosed proxy in the enclosed envelope promptly, so that your shares of stock may be represented at the meeting.

By Order of the Board of Directors

/s/ Cindy Almond

Cindy Almond

Secretary

Allen, Texas

June     , 2013

PFSweb, Inc.

505 Millennium Drive

Allen, Texas 75013

(972) 881-2900

PROXY STATEMENT

We are furnishing this Proxy Statement in connection with the solicitation of proxies on behalf of the Board of Directors of PFSweb, Inc. (“PFSweb,” the “Company,” “we,” “us,” or “our”) to be voted at the Annual Meeting of Stockholders to be held at Hilton Garden Inn, Allen, Texas, on Wednesday, July 3, 2013, at 10:00 a.m. and at any and all adjournments thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K are first being mailed to stockholders on or about June 3, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 3, 2013:

The enclosed proxy statement and 2012 Annual Report on Form 10-K are available at www.pfsweb.com/investor-relations/proxy-materials.

VOTING PROCEDURES

Your vote is very important. You can vote the shares of PFSweb common stock that are held directly in your name and not through your brokerage account at the Annual Meeting if you are present in person or represented by proxy. You may revoke your proxy at any time before the Annual Meeting by delivering written notice to our Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting. If we receive a properly executed proxy before voting at the Annual Meeting is closed, the persons named as the proxy on the proxy card will vote the proxy in accordance with the directions provided on that card. If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board. If you wish to give a proxy to someone other than the persons named on the proxy card, you should cross out the names contained on the proxy card and insert the name(s) of the person(s) who hold(s) your proxy. Please note that the person(s) to whom you give your proxy must be present in person at the Annual Meeting to vote your shares.

Who can vote?

Stockholders of record as of the close of business on May 24, 2013, are entitled to vote at the Annual Meeting. On that date, 16,113,352 shares of our common stock were outstanding. Excluding 33,467 shares of common stock in treasury, 16,079,886 shares of our common stock were eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. The closing sale price of our common stock as reported on the NASDAQ Capital Market on the record date was $4.50 per share.

How do I vote?

You can vote in person at the Annual Meeting. Alternatively, a stockholder who holds shares of our common stock of record and not in “street name” may vote shares by giving a proxy via mail, telephone or the Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided. You may vote by telephone or the Internet by following the instructions on your proxy. Your telephone or Internet delivery authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Proxy Statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What shares are represented by the proxy?

The proxy that we are delivering represents all the shares registered in your name with our transfer agent, Computershare Shareowner Services LLC. The proxy that is delivered by your broker, bank or other nominee represents the shares held by you in an account at that institution.

What are “broker non-votes” and why is it important that I submit my voting instructions for shares I hold as a beneficial stockholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange (“NYSE”) rules allow that firm to vote your shares only on routine matters. Proposal No. 6, the ratification of Grant Thornton LLP as the Company’s independent auditors, is the only routine matter for consideration at the Annual Meeting. For all matters other than Proposal No. 6, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.” Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business.

How are votes counted?

If you return a signed and dated proxy but do not indicate how the shares are to be voted, those shares will be voted as recommended by the Board. A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters which, although not described in the Proxy Statement, are properly presented for action at our Annual Meeting. If you indicate on your proxy that you wish to “abstain” from voting on an item, your shares will not be voted on that item, but will be counted to determine whether there is a quorum present. There is no right to cumulative voting.

How is a quorum established and what vote is required to approve matters presented at the Annual Meeting?

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

The following sets forth the votes required to approve the matters presented at the Annual Meeting:

Item No. 1 (Amendment to Certificate of Incorporation) – The proposal to amend the Company’s Certificate of Incorporation and Bylaws to provide for the annual election of directors requires the affirmative vote of at least 75% of the outstanding shares of the Company’s common stock in order for it to be approved. As a result, abstentions and broker non-votes are treated as votes against the proposal.

Item No. 2 (Election of Directors) – The two nominees for directors with the highest number of votes cast at the Annual Meeting (i.e., a plurality) will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote. Please note that if Proposal No. 3 (Majority Vote) is approved at the Annual Meeting, a majority vote standard will apply in future uncontested elections of directors.

Item No. 3 (Majority Vote) – The proposal to amend the Company’s Bylaws to include a majority vote provision in uncontested elections requires the affirmative vote of at least 75% of the outstanding shares of the Company’s common stock in order for it to be approved. As a result, abstentions and broker non-votes are treated as votes against the proposal.

Item No. 4 (Advisory Vote on Executive Compensation) – The non-binding proposal to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

Item No. 5 (Advisory Vote on Frequency of Advisory Vote on Executive Compensation) – The non-binding proposal to determine how often to seek the non-binding stockholder approval of the compensation of the Company’s named executive officers will be determined based upon which option (1 year, 2 years or 3 years) receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If no option receives such affirmative vote, the Company will consider the option that receives the most votes to be the option approved by stockholders. Abstentions and broker non-votes will have no effect upon this proposal.

Item No. 6 (Ratification of Auditors) – The proposal to ratify the selection of Grant Thornton LLP as our independent auditors requires the requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions are treated as votes against the proposal, while broker non-votes have no effect.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that stockholders vote (i) FOR the amendment to our certificate of incorporation and Bylaws to provide for the annual election of directors (Item No. 1), (ii) FOR the nominees of the Board of Directors (Item No. 2) (iii) FOR the amendment to our Bylaws to include a majority vote provision in uncontested elections (Item No. 3), (iv) FOR the non-binding advisory approval of the compensation to our named executive officers (Item No. 4), (v) FOR one year as the non-binding advisory determination of the frequency of how often to seek the non-binding stockholder approval of the compensation of the Company’s named executive officers (Item No. 5) and (vi) FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013 (Item No. 6). If you do not indicate how your shares are to be voted, your shares will be voted as recommended by the Board.

Who will tabulate the vote?

Our transfer agent, Computershare Shareowner Services LLC, will tally the vote, which will be certified by an inspector of election who is a PFSweb employee.

Who will bear the expenses of our solicitation? How will we solicit votes?

We will bear our own cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by our directors and officers by personal interview, telephone, facsimile or e-mail. Our directors and officers will not receive additional compensation for this solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with these activities. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of our common stock held of record by these people or institutions, in which case we will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with these forwarding activities. We may retain Computershare Shareowner Services LLC to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of expenses.

Are there appraisal rights?

Stockholders have no dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

ITEM 1

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws provide that the Board of Directors shall be divided into three classes of directors, as nearly equal in number as possible, with the term of one class expiring at each annual meeting of stockholders and each class serving three-year terms.

The Board of Directors believes that the classified board structure has encouraged directors to take a long term-perspective and has provided stability to the Board of Directors and the Company along with continuity and protection against certain coercive takeover tactics. Despite these benefits, the Board of Directors recognizes that there is a growing corporate governance trend in favor of declassified boards and the annual election of all directors. After careful consideration, the Board of Directors has unanimously approved an amendment to Article TENTH of the Certificate of Incorporation and Section 3.2 of the Bylaws to declassify the Board of Directors and make certain related changes (the “Amendment”). A copy of Article TENTH of the Certificate of Incorporation and Section 3.2 of the Bylaws, as they would be implemented upon stockholder approval of this proposal to declassify the Board of Directors, is attached as Appendix A to this Proxy Statement.

The Board of Directors believes that a declassified board structure should be phased-in so that the Class I and Class III directors can serve out the terms to which they have been elected. Pursuant to the Amendment, the Board of Directors would be declassified, and all directors elected on an annual basis, starting with the 2015 Annual Meeting of Stockholders. If approved by stockholders, this proposal would be effected as follows:

•

The Class II directors elected at this 2013 Annual Meeting of Stockholders will be elected for a one-year term, and they or their successors would stand for election at the 2014 Annual Meeting of Stockholders, and subsequent annual meetings of stockholders, for a one-year term.

•

The Class III directors whose terms expire at the 2014 Annual Meeting of Stockholders would serve out their current terms, and they or their successors would stand for election at the 2014 Annual Meeting of Stockholders, and subsequent annual meetings of stockholders, for a one-year term.

•

The Class I directors whose terms expire at the 2015 Annual Meeting of Stockholders would serve out their current terms, and they or their successors would stand for election at the 2015 Annual Meeting of Stockholders, and subsequent annual meetings of stockholders, for a one-year term.

•

Beginning with the 2015 Annual Meeting of Stockholders, and at each annual meeting thereafter, our entire Board of Directors would stand for election for a one-year term and the Board of Directors would no longer be classified.

Consistent with Delaware General Corporation Law, because the Board of Directors is classified, the Certificate of Incorporation currently provides that the directors are removable by stockholders only “for cause.” Upon the declassification of the Board of Directors as of the 2015 Annual Meeting of Stockholders, all directors would be removable “with or without cause” upon the requisite vote of stockholders.

If this Amendment is approved it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which we intend to do immediately prior to the election of directors at the Annual Meeting.

Recommendation and Vote Required

The Board unanimously recommends that the stockholders vote FOR this Proposal.

The proposal to amend the Company’s Certificate of Incorporation and Bylaws to provide for the annual election of directors requires the affirmative vote of at least 75% of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes are treated as votes against the proposal.

ITEM NO. 2

NOMINEES FOR THE BOARD OF DIRECTORS

The Board of Directors is currently divided into three classes. Each class currently serves three years, with the terms of office of the respective classes expiring in successive years. The term of the current Class I directors expires at the 2015 Annual Meeting; the term of the current Class II directors expires at the 2013 Annual Meeting; and the term of the current Class III directors expires at the 2014 Annual Meeting. The Board presently consists of six members, two Class I directors, two Class II directors and two Class III directors. The nominees to serve as Class II directors who have been nominated and recommended by the Board of Directors are Neil Jacobs and Benjamin Rosenzweig. If elected, Messrs. Jacobs and Rosenzweig are expected to serve until the Company’s 2016 annual meeting and until their successors are elected and qualified unless the Company’s stockholders approve the amendment to the Company’s certificate of incorporation to provide for the annual election of directors (Item No. 1). In such event, the Class II directors will serve until the 2014 Annual Meeting. The shares represented by proxies in the accompanying form will be voted for the election of the nominees unless authority to so vote is withheld. The Board of Directors has no reason to believe that such nominees will not serve if elected, but if any one or more of them should become unavailable to serve as a director, and if the Board designates a substitute nominee or nominees, the person named as proxy will vote for the substitute nominee(s) designated by the Board.

The following information, which has been provided by the individuals named, sets forth for each member of the Board of Directors, such person’s name, age, principal occupation or employment during at least the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is carried on and the period during which such person has served as a director of the Company. The following information also identifies and describes the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

Class I Directors

David I. Beatson, age 65, has served as a non-employee Director since November 2000. Mr. Beatson is Chief Executive Officer of Ascent Advisors, LLC a consulting firm he founded in 2000. The firm provides strategic direction to firms in the logistics and supply chain industry as well as merger and acquisition advice for private equity firms investing in the industry. Mr. Beatson is a recognized leader in the field of transportation, logistics and supply chain management having served as Chairman and CEO of several leading companies in the industry. From 2007 until 2012 he was CEO of Globalware Solutions (“GWS”), a global supply chain management solution provider with facilities in North America, Asia and Europe. From July 2003 to April 2005, Mr. Beatson served as Regional CEO North America and Member of the Executive Board of Panalpina, Inc., a leading provider of intercontinental airfreight and sea freight forwarding and transportation, specializing in global integrated logistics and comprehensive supply chain management solutions. From July 1998 to June 2000, Mr. Beatson served as chairman, president and CEO of Circle International Group, Inc., a global transportation and logistics company. From 1991 to June 1994, Mr. Beatson served as vice-president of sales and marketing and then from June 1994 until July 1998 as president and CEO of Emery Worldwide, a global transportation and logistics company. Prior to 1991, Mr. Beatson held several management positions in the logistics and transportation industry, including American Airlines and CF Airfreight. Mr. Beatson also currently serves as an industry representative member of the Executive Advisory Committee to the National Industrial Transportation League, to which the Air Freight Association elected him in 1995. He also serves on the board of Descartes Systems (NASDAQ: DSGX) and two privately held companies. The Board of Directors believes the characteristics that qualify Mr. Beatson for the Board include his long-term experience in the transportation, logistics and supply chain management industry, leadership experience and judgment and knowledge of the Company’s business.

James F. Reilly, age 54, has served as a non-employee Director of the Company since its inception in 1999, as lead director since June 2010 and as Chairman since March 2013. Mr. Reilly has been an investment banker since 1983 and is currently the Managing Partner of Stonepine Advisors, LLC, an investment banking firm focused on high growth technology companies. Until June 2010, he was a Senior Advisor to Needham & Company, LLC, a nationally recognized investment banking and asset management firm focused primarily on serving emerging growth industries and their investors. He served in various capacities with Needham & Company, LLC, since January 2004 including Head of West Coast Investment Banking. Previously he was a Managing Director of J.P. Morgan Securities, Inc., an investment banking firm, and a Managing Director in the Technology Group of Warburg Dillon Read, the global investment banking division of UBS AG. From 1983 to 1999, Mr. Reilly was associated with Warburg Dillon Read or one of its predecessor companies and specialized in corporate finance advisory work for a broad range of technology companies. Mr. Reilly is also a director of Equalis, LLC, a privately held provider of commercial support services for open source math. The Board of Directors believes the characteristics that qualify Mr. Reilly for the Board and serving as Chairman include his financial and investment background, leadership experience and judgment and knowledge of the Company’s business.

Class II Directors

Dr. Neil W. Jacobs, age 78, has served as a non-employee Director of the Company since July 2000. Dr. Jacobs is a technology industry veteran and Emeritus Professor of Management, at the W. A. Franke College of Business (“FCB”) at Northern Arizona University (“NAU”). In May 2007 he was elected to the FCB Faculty Hall of Fame. Dr. Jacobs’ academic areas of interest included strategic management and the role of information technology in support of strategy and operations. From 1996 to 1999, Dr. Jacobs served as associate dean of the College of Business Administration at NAU. Prior to his academic career, he served as an officer in the United States Air Force and held management positions in manufacturing, materials management, and information technology at IBM and Memorex. The Board of Directors believes the characteristics that qualify Dr. Jacobs for the Board include his leadership experience and judgment, academic expertise and broad industry knowledge and knowledge of the Company’s business.

Benjamin Rosenzweig, age 28, was appointed as a Director in May 2013 in accordance with the provisions of a settlement agreement (the “Settlement Agreement”) between the Company and Privet Fund, L.P. and its affiliates (“Privet”). Mr. Rosenzweig is currently an analyst at Privet Fund Management LLC. Prior to joining Privet in September 2008, Mr. Rosenzweig served as an investment banking analyst in the corporate finance group of Alvarez and Marsal from June 2007 until May 2008, where he completed multiple distressed mergers and acquisitions, restructurings, capital formation transactions and similar financial advisory engagements across several industries. Mr. Rosenzweig is currently a Director of Startek, Inc. (NYSE:SRT), where he serves as chair of the Audit Committee and on the Compensation Committee and Nominating & Governance Committee. Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a second major in Economics.

Class III Directors

Michael C. Willoughby, age 49, has served as President of PFSweb, Inc. since September 2010, as Chief Information Officer of the Company since October 2001 and as Chief Executive Officer and a Director since March 2013. Mr. Willoughby has previously served as President of Priority Fulfillment Services, a subsidiary of the Company, from February 2006 to September 2010. From 1999 to 2001, Mr. Willoughby served the Company as Vice President of E-Commerce. Prior to joining the Company, Mr. Willoughby served as President and Chief Executive Officer of Design Technologies, Inc., an e-commerce software development firm from 1994 to 1999. Prior to founding Design Technologies, Inc., Mr. Willoughby served as President and Chief Executive Officer of Integration Services, Inc., an IT consulting services company. The Board of Directors believes the characteristics that qualify Mr. Willoughby for the Board include his long-term experience in the ecommerce industry, expertise in information technology, leadership experience and judgment and extensive knowledge of the Company’s business.

Shinichi Nagakura, age 49, was appointed as a Director in May 2013 in accordance with the provisions of a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and transcosmos inc. (“TCI”), a leading Japanese business process outsourcing company. Mr. Nagakura has been an officer of TCI and/or its affiliates for the last 15 years, including serving as a Director of TCI since 2006, and has experience in investments, business development and sales/marketing in the US and Japan. Prior to TCI, Mr. Nagakura served for ten years with Recruit Co. Ltd., a leading Japanese publishing and Internet media and marketing services company. Mr. Nagakura also serves on the Board of Directors of Merlin Information Systems, Ltd., an international provider of high quality, personalized IT and customer support solutions, and Become, Inc., a leader in electronic commerce and online comparison shopping. He graduated from Sophia University, Tokyo, Japan with a B.A. in International Studies in 1986.

Settlement Agreement

Mr. Rosenzweig has been appointed to the Board of Directors pursuant to the terms of the Settlement Agreement. Under the terms of the Settlement Agreement, the Company agreed to appoint Benjamin Rosenzweig to the Board as a Class II director (based on the Board’s classified structure); nominate Mr. Rosenzweig for election to the Board at the 2013 Annual Meeting; appoint Mr. Rosenzweig to the Nominating Committee and Special Committee of the Board; include proposals in this proxy statement to declassify the Board and to implement majority voting in uncontested elections of directors (the “Proposals”) and to recommend in favor of the election of Mr. Rosenzweig and the Proposals. In addition, Privet agreed to irrevocably withdraw its notice of intention to nominate directors and its notice of intention to present stockholders proposals at the 2013 Annual Meeting; vote all its shares of the Company’s common stock at each annual and special meeting of stockholders in accordance with all Board recommendations as to any matter presented for a vote of stockholders and in favor of the election of each of the Board’s nominees; and to customary standstill restrictions, which are subject to certain exceptions. The Settlement Agreement will terminate at the later of thirty (30) days prior to the nomination deadline for the 2014 Annual Meeting and the day Mr. Rosenzweig is no longer a director or is notified that he will not be nominated by the Company to serve as a director.

A copy of the Settlement Agreement was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2013. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Purchase Agreement

Mr. Nagakura has been appointed to the Board of Directors pursuant to the terms of the Purchase Agreement. Under the terms of the Purchase Agreement, on May 15, 2013, the Company sold to TCI an aggregate of 3,214,369 shares (the “Shares”) of its Common Stock at $ $4.57 per share, or gross proceeds of $14.7 million; agreed to nominate a representative of TCI to the Company’s Board of Directors; agreed to provide TCI with certain pre-emptive rights; agreed to register the Shares for resale, subject to certain restrictions, including timing and number of Shares; agreed to permit TCI to purchase additional shares of Common Stock up to 25% of the Company’s outstanding shares; and agreed to indemnify TCI against certain liabilities arising in connection with the registration of the Shares. TCI agreed to certain Share transfer restrictions and standstill provisions.

A copy of the Purchase Agreement was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 15, 2013. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

Executive Officers and Officers

In addition to the individuals named above, the following are the names, ages and positions of the other executive officers and officers of the Company:

Executive Officers

Thomas J. Madden, age 51, has served as Executive Vice President, Chief Financial and Accounting Officer of the Company since its inception in 1999. Mr. Madden previously served as Chief Financial Officer of Daisytek International Corporation (“Daisytek”), a leading global distributor of consumable computer supplies and office products and the former parent corporation of the Company, from 1997 to 2000, as Vice President — Finance, Treasurer and as Chief Accounting Officer of Daisytek from 1994 to 2000 and as Controller of Daisytek from 1992 to 1994. From 1983 to 1992, Mr. Madden served in various capacities with Arthur Andersen & Co., S.C., including financial consulting and audit manager.

Cynthia D. Almond, age 45, has served as Executive Vice President — Client Services of the Company since March 2011 and as Secretary of the Company since 2007. From 2001 to 2011, Ms. Almond served as Vice President – Client Services. From 1999 to 2001, Ms. Almond served as Director of Account Management. From 1991 to 1999, Ms. Almond served in various marketing, product management and sales capacities for Daisytek.

Officers

Scott R. Talley, age 48, has served as Vice President — International Distribution for the Company since its inception in 1999. Mr. Talley previously served in various capacities for Daisytek since 1991, most recently as Vice President — Distribution. Mr. Talley received a Bachelor of Business Administration degree from the University of North Texas and a Master’s of Business Administration degree from New York Institute of Technology.

David B. Reese, age 50, has served as Senior Vice President of Solutions and International Development since March 2011. Mr. Reese served as Vice President—Solutions of the Company from November 2004 to February 2011. From 2000 to 2004, Mr. Reese served as Director of Implementation Services for the Company. Mr. Reese was Director of European Operations from January 1999 to May 2000. From 1995 to 1998, Mr. Reese served in various capacities for Daisytek International. Previously Mr. Reese was Vice President of Operations for a 3PL company, and also served as General Manager for several intermodel and distribution facilities.

Gibson T. Dawson, age 47, has served as Vice President – Corporate Controller of the Company since May 2007. From 1998 to 2007, Mr. Dawson served as Corporate Controller for PFSweb. Prior to joining the Company, Mr. Dawson was controller for a recorded-music distribution company and prior to that spent more than 8 years with KPMG LLP in the assurance services practice.

Meetings and Committees of the Board

The Board of Directors met a total of 15 times during the calendar year ended December 31, 2012. The Board of Directors has determined that, other than Mr. Willoughby, each director is independent within the meaning of applicable Securities and Exchange Commission (“SEC”) rules and NASD listing standards. The independent directors are able to and generally meet in executive session without the Company’s management at each regularly scheduled quarterly Board meeting.

The Board of Directors does not have a policy regarding director attendance at the annual meeting of stockholders, and no current director attended the 2012 annual meeting.

The Board of Directors currently has standing Nominating, Audit and Compensation Committees.

The Nominating Committee is responsible for identifying and evaluating individuals qualified to become Board members and recommending to the Board candidates to stand for election or re-election as directors. The Committee will consider candidates at the recommendation of existing Board members, Company management, search firms or other consultants, or stockholders. Stockholders wishing to recommend director candidates to the Board may do so by writing to the Committee in care of the Corporate Secretary at the Company’s executive office, 505 Millennium Drive, Allen, TX 75013. At a minimum, director candidates should have demonstrated achievement in their particular field of endeavor, significant business or other management experience that would be of value to the Company, integrity and high ethical standards, good communication and leadership skills, and the ability and willingness to commit adequate time and attention to carry out their Board duties effectively. The Committee will evaluate candidates through background and reference checks, interviews and an analysis of each candidate’s qualifications and attributes in light of the current composition of the Board and the Company’s leadership needs at the time. The Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee the Company’s business. The Committee has not retained outside consultants to assist the Committee in identifying candidates, although the Committee is authorized to do so if it deems it appropriate under the circumstances. The members of the Nominating Committee are Mr. Reilly, Dr. Jacobs and Mr. Rosenzweig, each of whom has been determined to be independent as discussed above. The Nominating Committee has adopted a charter which is available on the Company’s website at www.pfsweb.com (the contents of the website are not incorporated in this Proxy Statement by reference). The Nominating Committee met one time during the calendar year ended December 31, 2012.

The Audit Committee is established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its stockholders. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Company’s auditors report directly to the Audit Committee.

The Audit Committee is comprised of three directors, Mr. Reilly, Mr. Beatson and Dr. Jacobs, each of whom has been determined by the Board of Directors to be independent as discussed above, and is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that, based on his relevant experience as described above, Mr. Reilly is qualified as the audit committee financial expert within the meaning of applicable SEC regulations and has the requisite financial sophistication required by the NASD listing standards. The Audit Committee met a total of six times during calendar year 2012. The Committee has adopted a written amended and restated audit committee charter setting out the audit-related functions of the Audit Committee, and the Committee reviews and reassesses the adequacy of the charter on an annual basis. A copy of the charter is available on the Company’s website at www.pfsweb.com.

The Compensation Committee approves, or in some cases recommends, to the Board, remuneration and compensation arrangements involving the Company’s executive officers and other key employees. The current members of the Compensation Committee are Messrs. Beatson, Nagakura and Reilly, who are independent as described above. The Compensation Committee also serves as the Committee which administers the Company’s employee stock option and incentive plan. The Compensation Committee has adopted a charter which is available on the Company’s website at www.pfsweb.com. The Compensation Committee met four times during the calendar year ended December 31, 2012.

In 2012 the Board formed a Special Committee, consisting of all outside directors, to meet from time to time to discuss comprehensive reviews of the Company’s business, including possible and alternative management changes and organizational realignment, strategic direction, alternatives and initiatives and operating improvements. The Special Committee met eight times during the calendar year ended December 31, 2012. As of the date hereof, the Board no longer has a Special Committee.

During calendar year 2012, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Communicating with the Board of Directors

Stockholders wishing to communicate with one or more Directors or the Board as a whole may do so in a writing addressed to the Director(s) or the Board and sent to the Corporate Secretary, PFSweb, Inc., 505 Millennium Drive, Allen, TX 75013.

Code of Ethics

The Board has approved a code of business conduct and ethics in accordance with rules of the SEC and NASD listing standards applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the Company’s code of business conduct and ethics may be found on the Company’s website at www.pfsweb.com.

Board Leadership Structure

Currently, the Company has separated the roles of Chief Executive Officer and Chairman in order to permit the Chief Executive Officer to focus his efforts in improving the Company’s operations. In addition, to assure effective independent oversight of the Company management, all of the other Board members are currently independent directors who may meet in executive session without management present. Similarly, each committee of the Board is comprised entirely of independent directors. The Company’s Bylaws further provide for the appointment of a lead independent director by the other independent directors. The lead director is authorized to prepare the agendas for executive sessions of the independent directors and chair those sessions, facilitate communications between the Chairman and other members of the Board, and act as a liaison to shareholders who request direct communication with the Board. Prior to his being appointed as Chairman, Mr. Reilly served as the lead director.

Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks more fully described in our annual and quarterly filings with the SEC, including risks relating to dependence on clients and suppliers, competition, product development, credit and liquidity, and other business risks. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board of Directors, together with its committees, provides company-wide oversight of our management and handling of risk. At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. Outside of formal meetings, the Board, its committees and individual Board members have regular access to the executive officers of the Company and are often consulted by management in respect of Company operations.

Report of the Audit Committee for the Fiscal Year Ended December 31, 2012

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee of the Company’s Board of Directors is comprised of three independent directors. The current members of the Audit Committee are Messrs. Reilly, Beatson and Jacobs.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants (“auditors”) are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee approved the appointment of the Company’s auditors, Grant Thornton LLP for the fiscal year ended December 31, 2012.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors’ provision of non-audit services in 2012 and determined that the provision of those services is compatible with and does not impair the auditors’ independence.

The Audit Committee discussed with the Company’s auditors the scope and plans for the independent audit. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and the auditors the Company’s audited financial statements, including the auditor’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors the matters required by Statement on Auditing Standard No. 114 “The Auditor’s Communication With Those Charged With Governance”, as amended.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by PCAOB Ethics and Independence Rule 3526 (“PCAOB Rule 3526”), “Communications with Audit Committees Concerning Independence” and the Audit Committee discussed with the auditors their independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the auditors and the Audit Committee’s review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the Securities and Exchange Commission.

James F. Reilly

David I. Beatson

Dr. Neil W. Jacobs

Members of the Audit Committee

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee of the Board is responsible for establishing and implementing our compensation philosophy. The Compensation Committee believes that the total compensation paid to our executive officers should be and is fair, reasonable and competitive. In this section of the Proxy Statement, the individuals who served during our fiscal year ended December 31, 2012 as our Chief Executive Officer and the other executive officers included in the Summary Compensation Table on page 16, are referred to as the “Named Executive Officers.”

Compensation Philosophy and Objectives

The Compensation Committee believes that executive officer compensation be structured to provide competitive base salaries and benefits to attract and retain superior employees and to provide short- and long-term incentive compensation to incentivize executive officers to attain, and to reward executive officers for attaining, established financial goals that are consistent with increasing stockholder value. The Compensation Committee may use cash bonuses and retention based equity awards as key components in the short- and long-term incentive compensation arrangements for executive officers, including the Named Executive Officers.

The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry and geographic market. Each year, the Compensation Committee reviews the executive compensation program with respect to the external competitiveness of the program, the linkage between executive compensation and the creation of stockholder value, and determines what changes, if any, are appropriate.

In determining the form and amount of compensation payable to Named Executive Officers, the Compensation Committee is guided by the following objectives and principles:

• Compensation levels should be sufficiently competitive to attract and retain key executives. We aim to ensure that our executive compensation program attracts, motivates and retains high performance talent and rewards them for our achieving and maintaining a competitive position in our industry and geographic market. Total compensation (i.e. maximum achievable compensation) should increase with position and responsibility.

• Compensation should relate directly to performance and incentive compensation should be a portion of total compensation. We aim to foster a pay-for-performance culture, with the bonus portion of total compensation being “at risk.” Accordingly, absent unusual circumstances, any bonus payable as part of total compensation should be tied to and vary with our financial, operational and strategic performance, as well as individual performance. Bonuses should not be granted if these goals and results are not achieved.

• Long-term incentive compensation should align executives’ interests with our stockholders. Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects, and incentivize executives to manage the company from the perspective of stockholders with a meaningful stake in us, as well as to focus on long-term career orientation.

Our executive compensation program is designed to reward the achievement of goals regarding growth, productivity and profitability, including such goals as:

• To assist the Company in achieving and surpassing its internal targets and budgets, including quarterly financial and operating targets.

• To recruit, motivate and exhibit leadership that aligns employees’ interests with that of our stockholders.

• To develop business models and systems that seek out strategic opportunities, which benefit us and our stockholders.

• To implement a culture of compliance and commitment to operate our business with the highest standards of professional conduct and compliance.

Compensation Committee Practices and Procedures

The Compensation Committee determines and reviews the value and forms of compensation for the Named Executive Officers and other officers based on the Compensation Committee members’ general knowledge and experience, as well as, if appropriate, commercially available compensation surveys prepared by third party firms or otherwise generally available. The Compensation Committee is authorized to retain compensation consultants to assist the Committee in its efforts.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee meets as often as it deems necessary or appropriate.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for all executive officers (which includes the Named Executive Officers). The Compensation Committee actively considers, and has the ultimate authority of approving, recommendations made by the Chief Executive Officer regarding all equity awards to our employees. Our Chief Executive Officer determines the non-equity compensation of management level employees who are not executive officers or officers.

The Chief Executive Officer annually reviews the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee). Based on these annual reviews, the Chief Executive Officer makes recommendations to the Compensation Committee with respect to annual base salary adjustments and short- and long-term incentive compensation awards for such executive officers. The Compensation Committee then reviews these recommendations and exercises its discretion in whether to accept such recommendations or to modify such recommendations as it deems appropriate. The Compensation Committee annually reviews the performance of the Chief Executive Officer and determines the total compensation, including base salary, cash bonus and long-term equity compensation, for the Chief Executive Officer. The Chief Executive Officer does not participate in such determination.

Setting Executive Compensation

Based on the foregoing compensation philosophy, the Compensation Committee has structured our annual, short- and long-term compensation to motivate executives to achieve the financial performance objectives we set and to incentivize the executives to achieve and exceed, and to reward the executives for achieving and exceeding, such objectives. During fiscal year 2012, the Compensation Committee retained the services of The Hay Group to provide the Committee with competitive market compensation data for senior management, a comparison of the Company’s senior management compensation levels compared to market data and other data and services to assist the Committee in its consideration of the establishment, structure and amount of executive compensation. During fiscal year 2012, The Hay Group did not provide any other services to the Company.

2012 Executive Officer Compensation Components

For the year ended December 31, 2012, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

We provide our Named Executive Officers and other employees with a base salary to compensate them for services rendered during the year. Base salary ranges for Named Executive Officers are determined for each executive officer based on various factors considered by the Compensation Committee, including his or her position and level of responsibility and his or her actual performance during the preceding year. Base salaries for each year are typically evaluated annually in the first quarter of such year. Merit-based increases to base salaries for executive officers are based on the Compensation Committee’s assessment of various factors, including the individual’s performance during the preceding year and base salary history.

Performance-Based Incentive Compensation

Our 2005 Employee Stock and Incentive Plan provides the Compensation Committee with the flexibility to design cash and stock-based incentive compensation programs to promote performance and the achievement of our goals and objectives by executive officers and other key employees by allowing them to participate in our long-term growth and profitability. The Compensation Committee believes that providing performance-based incentive compensation is necessary to attract and retain superior executive talent and to align the financial interests of executive officers with those of our stockholders. A portion of each executive officer’s potential aggregate compensation is in the form of incentive compensation. There are two types of performance-based incentive compensation used by the Compensation Committee. The first type is short-term incentive compensation in the form of a performance based cash award. The second type is long-term incentive compensation in the form of grants of stock options, performance shares, stock appreciation rights, restricted stock or restricted stock units.

For fiscal year 2012, the Compensation Committee authorized the continuation of the 2011 base compensation and the 2011 management bonus plan (the “2011 Bonus Plan”) pursuant to our 2005 Employee Stock and Incentive Plan. Under the terms of the 2011 Bonus Plan, performance based cash awards, if any, were awarded to the Chief Executive Officer and other executive officers, officers and senior management based on, and subject to, the quarterly achievement of a specified performance goal. The performance goal for the 2012 fiscal year was for the Company to exceed, on an individual quarterly basis, the corresponding projected quarterly adjusted earnings before interest, taxes, depreciation, amortization, stock based compensation, and certain other charges contained in the Company’s 2012 annual budget (or, in case of a budgeted operating loss, to reduce the operating loss below the budgeted operating loss) (“Adjusted EBITDA”).

The maximum aggregate amount available to be awarded for any quarter was the sum of the following: (i) fifty percent (50%) of the first Two Hundred Thousand Dollars ($200,000) in amount by which the Adjusted EBITDA for such quarter exceeded the budgeted Adjusted EBITDA for such quarter (the “Excess EBITDA”) up to a maximum of One Hundred Thousand Dollars ($100,000), plus (ii) if the amount of Excess EBITDA for such quarter exceeded Two Hundred Thousand Dollars ($200,000), twenty percent (20%) of the amount of such excess, provided, however, the total bonus amount under clauses (i) and (ii) for each quarter cannot exceed Two Hundred Thousand Dollars ($200,000).

During fiscal year 2012, an aggregate of $733,000 of quarterly performance based cash awards were granted under the 2011 Bonus Plan to the Named Executive Officers, executive officers and officers.

Long-term incentive compensation for each executive officer consists of awards of stock options or other equity grants based on the executive officer’s level and scope of responsibility. The Compensation Committee is responsible for the granting of all equity-based compensation, including the award dates for each grant, which is determined in its discretion. Stock options typically vest over a three-year period in quarterly installments. An important purpose of the granting of stock options is to retain executive talent and incentivize the executive team to increase stockholder value. There were no issuances of stock options to any Named Executive Officers, executive officers or officers during 2012.

Retirement and Other Benefits

Executive officers are eligible to participate in our 401(k) plan and other benefit programs as described below. The Compensation Committee reviews the overall cost to us of these various programs generally on an annual basis or when changes are proposed. The Compensation Committee believes that the benefits provided by these programs have been important factors in attracting and retaining the overall executive officer group, including the Named Executive Officers.

Our 401(k) plan allows for discretionary employer matching funds of the employee contribution. During 2012, the employer match portion was 12%. We do not provide any other retirement benefits or tax-qualified deferred compensation plans or programs for our executive officers.

Executive officers also receive benefit of life insurance policies, which provide coverage in varying amounts up to $3.0 million.

Executive officers are also entitled to participate in the various other group health, term life and similar benefit plans available to all of our employees and on the same terms as such employees.

Perquisites and Other Personal Benefits

We provide Named Executive Officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals, subject to certain exceptions. We believe that compensation paid in 2012 is generally fully deductible for federal income tax purposes. However, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Compensation for Fiscal Year 2013

For fiscal year 2013, the Compensation Committee retained the services of The Hay Group to update its 2012 report and assist the Committee in its consideration of the establishment, structure and amount of executive compensation. As of the date of its updated 2013 report, The Hay Group did not provide any other services to the Company. For fiscal year 2013, the Compensation Committee believes that, as compared to fiscal year 2012, a larger component of executive compensation should consist of performance based short and long term compensation, including equity based compensation subject to vesting.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid or accrued by the Company to the Company’s Chief Executive Officer and to each of the two most highly compensated executive officers of the Company for services rendered to the Company during the two fiscal years ended December 31, 2012:

Name and Principle Position	Period	Salary (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)		All Other Compensation		Total
Mark C. Layton (7) Chairman, Chief Executive Officer	2012 2011	$612,346 601,548	$0 314,910	$ $	95,290 32,290	$79,181 69,456	(4)	$786,817 1,018,204
Michael C. Willoughby (7) President – Chief Information Officer	2012 2011	$451,731 431,874	$0 178,926	$ $	95,290 32,290	$28,496 27,841	(5)	$575,517 670,931
Thomas J. Madden Executive Vice President – Chief Financial Officer	2012 2011	$401,538 386,244	$0 232,604	$ $	95,290 32,290	$38,788 32,542	(6)	$535,616 683,680

(1)	Salary represents base salary earnings
(2)	Options granted have a ten year term and generally vest quarterly over three years of continuous service after the date of grant. The amounts reported in this column represent the aggregate grant date fair value for stock options granted in each respective year, as calculated under Accounting Standards Codification Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are summarized in Note 5 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012. The amounts in this column do not necessarily correspond to the actual economic value that may be realized by the Named Executive Officers from the options.
(3)	Represents performance based cash awards earned in 2011 and 2012 under the Company’s 2011 Bonus Plan.
(4)	Represents amounts paid in respect of life insurance premiums, automobile allowance and expenses for personal use of automobile ($35,186 and $34,849 in 2012 and 2011, respectively), club dues and memberships, Company paid healthcare premiums and income tax preparation fees.
(5)	Represents amounts paid in respect of life insurance premiums, automobile allowance and expenses for the personal use of automobile and Company paid healthcare premiums.
(6)	Represents amounts paid in respect of life insurance premiums, automobile allowances and expenses for the personal use of automobile, club dues and memberships and company paid healthcare premiums.
(7)	Effective March 2013, Mr. Layton no longer serves as Chairman and Chief Executive Officer of the Company and Mr. Willoughby serves as Chief Executive Officer.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

		Option Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options (1)	Option Exercise	Option Expiration
Name	Grant Date	(# Exercisable)	(# Unexercisable)	Price ($)	Date
Mark C. Layton (2)	4/11/2003	13,192	—	$1.83	4/10/2013
	3/29/2004	9,149	—	$7.57	3/28/2014
	4/5/2005	7,660	—	$12.08	4/4/2015
	5/16/2007	4,468	—	$4.42	5/15/2017
	5/20/2008	8,723	—	$4.14	5/19/2018
	5/27/2009	28,250	—	$1.46	5/26/2019
	4/19/2010	37,500	7,500	$4.00	4/18/2020
	3/30/2011	51,333	36,667	$5.00	3/29/2021
Michael C. Willoughby (2)	4/11/2003	13,192	—	$1.83	4/10/2013
	3/29/2004	9,149	—	$7.57	3/28/2014
	4/5/2005	7,660	—	$12.08	4/4/2015
	5/16/2007	8,511	—	$4.42	5/15/2017
	5/20/2008	8,723	—	$4.14	5/19/2018
	5/27/2009	28,250	—	$1.46	5/26/2019
	4/19/2010	45,833	9,167	$4.00	4/18/2020
	3/30/2011	29,167	20,833	$5.00	3/29/2021
Thomas J. Madden	4/11/2003	13,192	—	$1.83	4/10/2013
	3/29/2004	9,149	—	$7.57	3/28/2014
	4/5/2005	7,660	—	$12.08	4/4/2015
	5/16/2007	4,255	—	$4.42	5/15/2017
	5/20/2008	8,723	—	$4.14	5/19/2018
	5/27/2009	28,250	—	$1.46	5/26/2019
	4/19/2010	37,500	7,500	$4.00	4/18/2020
	3/30/2011	37,917	27,083	$5.00	3/29/2021

(1)	The Options Awards listed above are generally subject to a quarterly vesting schedule over a three-year period commencing on the date of grant.
(2)	Effective March 2013, Mr. Layton no longer serves as Chairman and Chief Executive Officer of the Company and Mr. Willoughby serves as Chief Executive Officer.

EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION ARRANGEMENTS FOR EXECUTIVES

The Company and the named executive officers have entered into Change in Control and Severance Agreements. Under these agreements, and in consideration of certain commitments of the officer to continue employment, upon the occurrence of a change in control, all unvested options held by the officer immediately vest and become exercisable. During the two year period following a change in control (whenever occurring), if the employment of the officer is terminated (other than for cause, death, disability or retirement), or if there is a material adverse change in the officer’s responsibilities, compensation or benefits to which the officer does not consent, then, in each case, the officer is entitled to receive from the Company (1) all salary and bonus amounts accrued through the date of termination, (2) a severance payment equal to twice the officer’s salary and bonus amount (which is defined as the greater of (i) the highest annual incentive bonus earned by the executive during the last three completed fiscal years or (ii) the executive’s then target bonus, if any) and (3) continuation for two years of all employee benefits (unless otherwise provided by a subsequent employer). If applicable, the officer is also entitled to receive an additional payment to compensate the officer for any additional excise tax liability arising by reason of the receipt of such severance or bonus payment. The agreement terminates upon the voluntary resignation or termination of employment by the officer.

The Company and the named executive officers have also entered into Executive Severance Agreements. Under these agreements, and in consideration for, among other things, the agreement by the executive to be bound by a restrictive covenant, in the event of the termination of the employment of the executive other than for cause (including a material adverse change in the officer’s responsibilities), the executive is entitled to a severance payment, based on the executive’s years of service, up to a maximum of twice the executive’s salary and the bonus, if any, that the executive would have received for such fiscal year (based upon the executive’s targeted bonus amount and the Company’s actual results for such fiscal year), payable in monthly installments over a period not to exceed two years (based on the executive’s years of service) In addition, in the event of termination without cause, the executive is entitled to a continuation of benefits and to the accelerated vesting of all options then held by the executive. The severance payment and benefits are reduced by any compensation or benefits received by the executive from any subsequent employer.

Effective as of December 31, 2008, the Company and the named executive officers entered into an amendment to the existing Executive Severance Agreements and Change in Control Severance Agreements between the Company and such persons. The primary purpose of such amendment was to modify such agreements so that they conform to Section 409A of the Internal Revenue Code. In addition, the amendment to the Executive Severance Agreement modified the calculation of the severance amount thereunder so that it is based on the highest annual rate of base salary during the 12-month period immediately prior to the qualifying termination.

In connection with the termination of Mr. Layton’s employment and effective as of March 2013, the Company and Mr. Layton amended certain of the terms of the Executive Severance Agreement between the Company and Mr. Layton. The amendment modified certain provisions regarding severance payments payable to Mr. Layton, including the payment of certain additional amounts upon the occurrence of a change in control, and included an additional covenant restricting Mr. Layton from being employed by certain named competitors of the Company. A copy of the amendment was filed as an exhibit to the Company’s Form 8-K filed with the SEC on March 29, 2013 and reference is made thereto for a complete description of the terms thereof.

The following table summarizes information with respect to equity compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2012. For additional information about our equity compensation plans, see note 5 to our financial statements in Item 8 of our 2012 Annual Report on Form 10-K:

Number of
	securities to be	Weighted-
	issued upon	average	Number of
	exercise of	exercise price	securities
	outstanding	of outstanding	remaining
	options and	options and	available for
Plan category	warrants	warrants	future issuance
Equity compensation plans approved by security holders	2,100,184	$4.55	1,407,231

2012 DIRECTOR COMPENSATION

The following table sets forth the compensation earned by non-employee Directors for their service on the Board of Directors and its committees, as applicable, during the year ended December 31, 2012:

	Fees Earned or Paid in Cash	Option Awards (1)		Total
David I. Beatson	$53,500	$17,792	(2)	$71,292
James F. Reilly	114,750	17,792	(3)	132,542
Dr. Neil W. Jacobs	53,500	17,792	(4)	71,292
Timothy M. Murray	47,500	17,792	(5)	65,292

(1)	Represents aggregate grant date fair value computed in accordance with ASC Topic 718.
(2)	Mr. Beatson had 51,277 options outstanding as of December 31, 2012.
(3)	Mr. Reilly had 51,277 options outstanding as of December 31, 2012.
(4)	Dr. Jacobs had 44,894 options outstanding as of December 31, 2012.
(5)	Mr. Murray had 51,277 options outstanding as of December 31, 2012. Mr. Murray resigned from the Board in May 2013.

In June 1999 the Company adopted a Non-Employee Director Stock Option and Retainer Plan (the “Non-Employee Director Plan”). As amended in June 2011, the Non-Employee Director Plan also provides for the issuance to each non-employee director of options to purchase 10,000 shares of common stock as of the date of each annual meeting of stockholders. During calendar year 2012, each non-employee director received an option to purchase 10,000 shares of common stock with an exercise price of $2.54 per share. The Non-Employee Director Plan also permits the payment of non-employee director retainer fees in shares of Common Stock in lieu of cash.

All options to be issued to non-employee directors under the Non-Employee Director Plan are non-qualified options for federal income tax purposes and have an exercise price equal to the fair market value of a share of common stock as of the date of the annual meeting upon which such option is granted. All options have a ten-year term and are subject to a one-year vesting schedule.

Generally, unless the Non-Employee Director Plan administrator otherwise provides, options are non-transferable other than by will or the laws of descent and distribution. At the time of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company’s common stock, the Non-Employee Director Plan administrator will make appropriate adjustments to the exercise price, number and kind of shares to be issued under the Non-Employee Director Plan and any outstanding options. The Board of Directors has the authority to amend, modify, suspend or terminate the Non-Employee Director Plan at any time.

During 2012 non-employee directors received an annual retainer fee of $22,000, payable quarterly, a director meeting fee of $2,500 for each board meeting attended, a committee meeting fee of $1,500 for each quarterly Audit Committee meeting attended and a committee meeting fee of $750 or $1,250 (depending upon the meeting length) for each special committee meeting. The lead director received an additional $5,000 for each board meeting attended, $15,000 for serving as chairman of the special committee and $25,000 for additional services performed for the special committee.

Directors who are also employees of the Company or any of its subsidiaries receive no remuneration for serving as directors or Committee members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of May 23, 2013, certain information regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors and named executive officers of the Company individually and (iii) the Directors and executive officers of the Company as a group. The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, also includes shares acquirable within 60 days. Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares owned of record by them.

Name and Address of Beneficial Owner	Number of Shares		Percent (1)
transcosmos inc. (2) 21-25-18 Shibuya, Shibuya-ku Tokyo 150-8530 Japan	3,214,369		19.9%
Austin W. Marxe and David M. Greenhouse (3) 527 Madison Avenue, Suite 2600 New York, NY10022	2,441,165		15.2%
Privet Fund LP (4) 3280 Peachtree Rd NE Atlanta, GA 30305	1,343,428		8.4%
Thomas J. Madden (5)	191,916		1.2%
Michael C. Willoughby (5)	172,654		1.1%
Cindy Almond (5)	125,575	*
James F. Reilly (5)	69,661	*
David I. Beatson (5)	57,277	*
Dr. Neil W. Jacobs (5)	49,215	*
Benjamin Rosenzweig	—	*
Shinichi Nagakura	—	*
All directors and executive officers as a group (8 persons) (6)	666,298		4.1%

*	Represents less than 1%
(1)	This table is based on 16,079,885 shares of Common Stock outstanding on May 23, 2013.
(2)	Based on Form 8-K filed on May 15, 2013.
(3)	Based on a January 14, 2013 Form SC 13 D/A joint filing by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”). Marxe and Greenhouse share sole voting and investment power over 505,700 common shares owned by Special Situations Cayman Fund, L.P., 1,535,465 common shares owned by Special Situations Fund III QP, L.P., and 400,000 common shares owned by Special Situations Private Equity Fund, L.P.
(4)	Based on a May 20, 2013 Form SC 13 D/A filing by Privet Fund LP.
(5)	Includes the following outstanding options to purchase the specified number of shares of Common Stock, which are fully vested and exercisable: Thomas J. Madden – 151,787; Michael C. Willoughby – 154,793; Cindy Almond – 112,809; David I. Beatson – 51,277; James F. Reilly – 51,277; and Dr. Neil W. Jacobs – 44,894.
(6)	Includes outstanding options to purchase 566,837 shares of Common Stock, which are fully vested and exercisable.

ITEM 3

AMENDMENT TO THE COMPANY’S BYLAWS TO PROVIDE A MAJORITY VOTE STANDARD IN

UNCONTESTED ELECTIONS OF DIRECTORS

In order to give shareholders a meaningful role in the director election process, the Board of Directors has unanimously approved the adoption of a new Section 2.8.1 of the Bylaws to provide for a majority vote standard in uncontested elections of directors. A copy of Section 2.8.1 of the Bylaws, as it would be implemented upon stockholder approval of this proposal, is attached as Appendix B to this Proxy Statement. If approved by stockholders, the majority vote provision will be in effect for the 2014 Annual Meeting of Stockholders.

Under a majority vote standard, in an uncontested election of directors, each nominee must be elected by a majority of the votes cast (i.e., the votes cast for such nominee’s election must exceed the votes cast against such nominee’s election). Broker non-votes, if any, and abstentions are not treated as votes cast. In the event an incumbent director receives less than a majority of the votes cast in an uncontested election, such director must tender his or her resignation, whereupon the Nominating Committee and the Board will evaluate such resignation in light of the best interests of the Company and its stockholders and determine whether to accept or reject the resignation, or whether other action should be taken, and, in so doing, may consider any factors they deem relevant in making such determination. If the Board does not accept the resignation, the director who offered to resign will continue to serve on the Board until the next annual meeting of stockholders and until the director’s successor is elected and qualified or until the director’s death, resignation or removal. If the Board accepts the resignation, the Nominating Committee may recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. In any event, the Board will publicly disclose its decision regarding the resignation within 90 days after the results of the election are certified.

Recommendation and Vote Required

The Board unanimously recommends that the stockholders vote FOR this Proposal.

The proposal to amend the Company’s Bylaws to provide for a majority vote standard in uncontested elections of directors requires the affirmative vote of at least 75% of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes are treated as votes against the proposal.

ITEM 4

ADVISORY VOTE ON THE COMPENSATION OF

THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement. We believe that our executive compensation programs are structured in the best manner possible to support our business objectives and are designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our stockholders. See “Executive Compensation” above. Key characteristics of our executive compensation programs include the following:

• Pay for Performance. Our compensation programs seek to tie pay to performance and a meaningful portion of our executives’ compensation is incentive based and contingent upon Company financial performance.

• Pay Competitively. We are committed to providing an executive compensation program designed to attract, motivate, reward, and retain executive officers with the skills necessary to successfully lead and manage our business.

• Pay Responsibly. Our compensation program is designed to align the interests of our executive officers with our stockholders and to discourage excessive risk-taking.

We are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers for 2012 as disclosed in the Summary Compensation Table and related compensation tables, notes, and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our named executive officers described in this proxy statement. The vote on this proposal is advisory and non-binding; however, the Compensation Committee and the Board will review the results of the vote and consider them when making future determinations regarding our executive compensation programs.

Recommendation and Vote Required

The Board unanimously recommends that the stockholders vote FOR this Proposal.

The non-binding proposal to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as votes against the proposal, while broker non-votes have no effect.

ITEM 5

ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION

We are seeking an advisory (non-binding) vote from our stockholders to determine the frequency of future advisory votes on the compensation of our named executive officers.

The Board believes that annual (i.e., 1 year) advisory votes will allow the Board to obtain information on stockholders’ views of the compensation of our named executive officers on a regular basis, and will provide our Board and Compensation Committee with annual input from stockholders on our compensation program.

Accordingly, we are giving stockholders an opportunity to cast an advisory vote to determine the frequency of future advisory votes on executive compensation. When voting on this proposal, stockholders may indicate whether they would prefer an advisory vote every one, two or three years (or you may abstain).

Recommendation and Vote Required

The Board unanimously recommends that the stockholders vote FOR 1 YEAR on this Proposal.

The non-binding proposal to determine how often to seek the non-binding stockholder approval of the compensation of the Company’s named executive officers will be determined based upon which option (1 year, 2 years or 3 years) receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If no option receives such affirmative vote, the Company will consider the option that receives the most votes to be the option approved by stockholders. Abstentions and broker non-votes will have no effect upon this proposal.

ITEM 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013. Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the appointment of Grant Thornton LLP as the Company’s independent auditors, such appointment may be reconsidered by the Audit Committee and the Board of Directors. Representatives of Grant Thornton LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors of the Company recommends a vote FOR ratification of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

Fees billed to the Company by Grant Thornton LLP for the years 2011 and 2012

The following table sets forth (i) the aggregate fees billed by Grant Thornton LLP relating to the audit of the 2011 and 2012 consolidated financial statements and (ii) the fees for other professional services billed by Grant Thornton LLP in connection with services rendered during the previous two fiscal years.

Fee Type	2011	2012
Audit fees (a)	$372,200	$407,300
Audit-related fees (b)	60,500	71,550

(a)	Includes fees for professional services rendered in connection with the audit of the annual financial statements, reviews of the quarterly financial statements, fees paid for the audit of the Company’s subsidiary, Supplies Distributors, to satisfy requirements of its senior debt agreements and internal control review.
(b)	Consists of aggregate fees billed for assurance services provided in connection with reports on certain internal controls under Statement of Auditing Standards No. 70 and Statement on Standards for Attestation Engagements (SSAE) No. 16.

All of the fees listed in the chart above were pre-approved by the Audit Committee, which concluded that the provisions of such services by Grant Thornton LLP was compatible with the maintenance of that firm’s independence in the conduct of its audit functions.

Policy on Audit Committee Pre Approval of Audit and Permissible Non Audit Services of Independent Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. During 2011 and 2012, all audit, non-audit and tax services provided by Grant Thornton LLP were pre-approved by the Audit Committee in accordance with this policy.

GENERAL INFORMATION

Voting Procedures

All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Stockholder Proposals for the 2014 Annual Meeting

A stockholder desiring to submit an otherwise eligible proposal for inclusion in the Company’s proxy statement for the 2014 annual meeting of stockholders of the Company must deliver the proposal so that it is received by the Company no later than 120 days prior to the anniversary of the date of the 2013 Annual Meeting. The Company requests that all such proposals be addressed to the Company’s Secretary at the Company’s principal executive offices, 505 Millennium Drive, Allen, Texas 75013, and mailed by certified mail, return-receipt requested.

Compliance with Certain Reporting Obligations

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and controlling stockholders to file initial reports of ownership and reports of changes of ownership of the Company’s Common Stock with the Securities and Exchange Commission and the Company. To the Company’s knowledge, all reports required to be so filed were filed in accordance with the provisions of said Section 16(a).

Financial and Other Information

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is being sent to stockholders of record as of the Record Date together with this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Cindy Almond

Cindy Almond

Secretary

Allen, Texas

June     , 2013

APPENDIX A

Article TENTH of the Certificate of Incorporation and Section 3.2 of the Bylaws

1. Except as otherwise provided in the Certificate of Incorporation or the General Corporation Law of the State of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of such number of members as may be fixed, subject to the rights of the holders of any series of Preferred Stock then outstanding, from time to time, by the affirmative vote of the majority of the members of the Board of Directors of the Corporation, but not less than the minimum number authorized by the State of Delaware.

2. Subject to the rights of the holders of any series of Preferred Stock then outstanding:

(a) Until the election of directors at the 2015 Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes of directors, as nearly equal in number as possible. Subject to the provisions set forth below and Sections 3 and 4 of this [Article TENTH] [Section 3.2], each class of directors shall be elected for a three-year term and the terms of each class shall be staggered so that only one class of directors will be elected at each annual meeting of stockholders.

(b) Each director elected at the 2013 Annual Meeting of Stockholders shall be elected for a one-year term and shall hold such office until the term for which they were elected or appointed expires and their successor is duly elected and qualified, or until their earlier death, resignation or removal from office.

(c) Each director serving as a director immediately following the 2013 Annual Meeting of Stockholders, or elected or appointed thereafter, shall hold office until the term for which they were elected or appointed expires and their successor is duly elected and qualified, or until their earlier death, resignation or removal from office.

(d) Each director elected at the 2014 Annual Meeting of Stockholders shall be elected for a one-year term and shall hold such office until the term for which they were elected or appointed expires and their successor is duly elected and qualified, or until their earlier death, resignation or removal from office.

(e) From and after the election of directors at the 2015 Annual Meeting of Stockholders, the Board of Directors shall cease to be classified and all directors shall be elected for one-year terms expiring at the next annual meeting of stockholders.

3. Subject to the rights of the holders of any series of Preferred Stock then outstanding:

(a) Until the 2015 Annual Meeting of Stockholders, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors. For purposes of this [Article TENTH][Section 3.2], cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation.

(b) From and after the 2015 Annual Meeting of Stockholders, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

4. Subject to the rights of the holders of any series of Preferred Stock then outstanding:

(a) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office.

(b) Until the election of directors at the 2015 Annual Meeting of Stockholders, each director chosen to fill a vacancy in the Board of Directors shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the directors then in office designate and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office.

(c) From and after the 2015 Annual Meeting of Stockholders, each director chosen to fill a vacancy in the Board of Directors shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office.

EXHIBIT B

Section 2.8.1 of the Bylaws

2.8.1 Majority Vote Provision. At the 2014 annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors by a majority of the votes cast unless the number of nominees exceeds the number of directors to be elected, in which case the directors shall be elected by a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of votes cast means that the number of shares entitled to vote on the election of directors and represented in person or by proxy at such meeting casting their vote “for” a director must exceed the number of such votes cast “against” that director. Broker non-votes, if any, and abstentions shall not be treated as votes cast. If a nominee for director, who is not serving as a director of the Corporation at the time of such election, does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, such nominee shall not be elected. If a nominee for director, who is serving as a director of the Corporation at the time of such election, does not receive a majority of the votes cast at a meeting of stockholders for the election of directors, such nominee shall tender his or her resignation to the Board of Directors. The Nominating Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject the resignation. The Board of Directors will consider the Nominating Committee’s recommendation and such other factors as it deems appropriate, and publicly disclose (by press release, filing of a Form 8-K with the Securities Exchange Commission or any other means of public disclosure) its decision and the reasons for it within 90 days from the date that the election results are certified. The director who tenders his or resignation will not participate in the Board’s decision.

PFSweb, Inc.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on July 02, 2013.

Vote by Internet
• Go to www.investorvote.com/PFSW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 - 5.

		For	Against	Abstain	+
1.	Amendment to Certificate of Incorporation	☐	☐	☐

2.	Election of Directors:	For	Withhold			For	Withhold

	01 - Dr. Neil W. Jacobs	☐	☐	02 -	Benjamin Rosenzweig	☐	☐

			For	Against	Abstain			For	Against	Abstain
3.	Majority Vote		☐	☐	☐	4.	Advisory Vote on Executive Compensation	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
5.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	☐	☐	☐	☐	6.	Ratification of Auditors	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting OR any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2012 Annual Report to Stockholders are available at:

http://www.pfsweb.com/investor-relations/proxy-materials

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — PFSweb, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Madden and Cindy Almond as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of PFSweb, Inc. standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held July 3, 2013 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL.

(Continued and to be marked, dated and signed, on the other side)